UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2009

TECHMEDIA ADVERTISING, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 000-52945

Nevada	98-0540833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

c/o 62 Upper Cross Street, #04-01
Singapore  058353
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  011-65-65323001

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 26, 2009, TechMedia Advertising, Inc. (the “Company”) entered into a Funding Equity Agreement (the “FEA”) with Excel Financial Services Inc. (“EFS”) whereby EFS will act as the syndicator for the Company for funding of an initial amount of US$2,000,000, with an option to increase such funding up to US$10,000,000, on or before January 22, 2010 (the “Closing Date”), by way of the Company issuing a convertible debenture and/or share purchase warrants (the “Debenture”) to EFS, which Debenture shall be convertible into fully paid and non-assessable voting and equity shares of the Company at prevailing market conditions and the discounted price of the Company’s shares at the time of conversion.  The funding arrangement will be on a private placement basis.

The Debenture, which still needs to be negotiated and prepared, shall:

(i)	have a maximum term of not more than five (5) years from the Closing Date;
(ii)	yield an annual equity return of no less than fifteen percent (15%); and
(iii)	be convertible:
(A)	in whole or in part, upon written notice from EFS to the Company; or
(B)
automatically without notice for the full outstanding amount (including interest) in the event of: (1) default by the Company under the terms of the Debenture; (2) immediately prior to any change or acquisition of control of the Company; (3) the sale of all or substantially all of the assets of the Company.

In accordance with the terms of the FEA, the Company is required to pay EFS: (i) a good faith deposit of US$100,000, which good faith deposit shall be refunded to the Company on the Closing Date; and (ii) legal and other closing costs in the amount of EURO88,180.00 which amount is not refundable.  In addition, the Company is required to pay EFS a closing fee of 4% on any investment funds provided to the Company by EFS.

The Company has agreed that it will not, directly or indirectly, until November 26, 2014, solicit or attempt to solicit investments from any associates of EFS disclosed to the Company in writing prior to the Closing Date or termination of the FEA (the “Restrictive Covenant”).

Closing of the FEA is conditional on (among other conditions precedent): (i) the parties mutually agreeing on the final documentation of the Debenture; (ii) completion of a feasibility study report and due diligence by EFS; and (iii) satisfactory evidence that the transaction qualifies as a “private placement”.

In the event that the parties fail to mutually agree in good faith on the final documentation of the Debenture by January 22, 2010, the FEA shall automatically terminate without notice or penalty except that: (i) the Company shall indemnify and hold harmless EFS from any claims or obligations that could arise in connection with the FEA and Debenture; and (ii) the Restrictive Covenant of the Company shall survive termination.

The FEA is governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein and the parties have agreed to submit to the exclusive jurisdiction of the courts of the Province of Quebec in the district of Montreal.

The foregoing description of the FEA does not purport to be complete and is qualified in its entirety by reference to the FEA, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Funding Equity Agreement between TechMedia Advertising, Inc. and Equity Financial Services Inc., entered into by the Company on November 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHMEDIA ADVERTISING, INC.

By:	/s/ Johnny Lian
Name:	Johnny Lian
Title:	Chairman, President and Director

Date: November 30, 2009